Exhibit 99.B(e)(15)

FIRST AMENDMENT TO

THE RBB FUND, INC.

DISTRIBUTION AGREEMENT

This First Amendment (the “Amendment”) to the Distribution Agreement (the “Agreement”) dated as of  March 30, 2012 by and between The RBB Fund, Inc. (the “Client”) and Foreside Funds Distributors LLC (“Foreside”) is hereby entered into as of November 20, 2014 (the “Effective Date”).

WHEREAS, the Client and Foreside desire to amend Exhibit A of the Agreement to reflect the addition of the following:  Matson Money VIT Funds:  the Matson Money U.S. Equity VI Portfolio; Matson Money International Equity VI Portfolio; Matson Money Fixed Income VI Portfolio; and Robeco Boston Partners Global Long/Short Fund;

WHEREAS, Section 13 in the original Agreement requires that all amendments and modifications to the Agreement be in writing and executed by the parties;

NOW THEREFORE, in consideration of the terms, covenants and conditions contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree to amend the Agreement as follows:

1.              Exhibit A to the Agreement is hereby amended and restated as provided on Appendix A attached hereto.

2.              Capitalized terms not otherwise defined herein shall have the meanings set forth in the Agreement.

3.              All other terms and conditions of the Agreement remain in effect and are hereby incorporated herein by reference.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers.

THE RBB FUND, INC.		FORESIDE FUNDS DISTRIBUTORS LLC

By:		By:
	Salvatore Faia, President		Mark Fairbanks, President

APPENDIX A

EXHIBIT A

Fund Names

Bogle Investment Management Small Cap Growth Fund

Free Market Fixed Income Fund

Free Market International Equity Fund

Free Market U.S. Equity Fund

Perimeter Small Cap Growth Fund

RBB Money Market Fund

Robeco Boston Partners Global Equity Fund

Robeco Boston Partners International Equity Fund

Robeco Boston Partners Small Cap Value Fund II

Robeco Boston Partners Long-Short Equity Fund

Robeco Boston Partners Long-Short Research Fund

Robeco Boston Partners All Cap Value Fund

Robeco WPG Small Cap Value Fund

S1 Fund

Schneider Small Cap Value Fund

Schneider Value Fund

Summit Global Investments U.S. Low Volatility Equity Fund

Matson VIT Funds

Matson Money U.S. Equity VI Portfolio

Matson Money International Equity VI Portfolio

Matson Money Fixed Income VI Portfolio

Robeco Boston Partners Global Long/Short Fund